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                                    IPI, Inc.
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                (Name of Registrant as Specified in Its Charter)


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FROM:

IPI, Inc.
8091 Wallace Road
Eden Prairie, Minnesota 55344
United States
(952) 975-6246
www.insty-prints.com
Contact:  Robert J. Sutter, CEO

FOR IMMEDIATE RELEASE                                         November 16, 2001

   IPI, INC. ANNOUNCES AGREEMENT TO SELL INSTY-PRINTS AND PLAN OF LIQUIDATION
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MINNEAPOLIS, NOVEMBER 16, 2001---IPI, Inc. (AMEX:IDH) the parent company of
Insty-Prints,Inc., franchisor of Insty-Prints fast-turnaround business printing centers, and Change of Mind Learning Systems, Inc., a franchisor of learning centers, announced today an Asset Purchase Agreement dated November 15, 2001 has been signed to sell the assets relating to its Insty-Prints franchise business to Allegra Holdings LLC. Allegra Holding LLC is the parent company of Allegra Network LLC which is the franchisor of more than 350 printing and graphic communications centers operating under the names of "Allegra Print and Imaging", American Speedy Printing Centers", "Quick Print", "Instant Copy", "Speedy Printing Centers" and "Zippy Print".

IPI will receive $4,125,000 in cash in exchange for the sale of the operating assets of the Insty-Prints franchising business, less an amount for certain liabilities assumed by Allegra, plus an additional amount to be calculated at closing for certain accounts and notes receivable, inventory and prepaid expenses. IPI believes the total consideration for this sale will be approximately $5.6 million, $4.1 million to be received as of the date of closing and $1.5 million expected to be realized in the following 12 months. Income taxes associated with the sale are estimated to be $840,000 resulting in net proceeds of $1.05 per share of IPI stock currently outstanding.

IPI will file a proxy statement to seek shareholder approval of the sale to Allegra as well as the approval to adopt a plan of liquidation and dissolution of the Company that will authorize a distribution to shareholders, de-registration of the Company's stock and dissolution of the Company. As a result of the Plan of Liquidation, the Company will de-list the Company's common stock from the American Stock Exchange and de-register the Company's common stock under the Securities and Exchange Act of 1934. The Plan of Liquidation is subject to, among other conditions, shareholder approval and upon the consummation of the sale of assets to Allegra. We estimate that net proceeds available, after all liquidation expenses and taxes, in one or more distributions to shareholders will be approximately $5.64 per share of IPI stock currently outstanding for non-controlling shareholders. This estimate of proceeds available for distribution includes the net proceeds from the sale to Allegra, as well as an assumed value for shares of Clarent Corporation common stock owned by IPI at its acquisition cost of approximately $6 per share, pursuant to a guarantee by the majority shareholders of IPI, as will be fully described in the proxy statement. Clarent common stock is currently suspended from trading.

We believe there are a great deal of similarities and synergy between the Insty-Prints and Allegra franchise systems and the sale of Insty-Prints assets to Allegra offers many advantages to both franchise systems including the benefit of being part of a larger network. The sale of Insty-Prints allows IPI to proceed with its liquidation, dissolution and distribution plan to its shareholders. We believe our shareholders could realize a higher rate of return than has been historically experienced if IPI distributes its assets rather than operating its business or acquiring and operating another business.

IPI , its board and executive officers, as well as certain other members of management and certain employees may be soliciting proxies from IPI shareholders in favor of the transactions described in this press release. Information concerning IPI's participants in this solicitation is set forth in the Company's annual report on Form 10-K for the year ended November 30, 2000 filed with the SEC on February 16, 2001.

Please note that the Company will be filing a proxy statement with the Securities and Exchange Commission relating to these transactions. The proxy statement will be sent to shareholders seeking approval their approval of the these transactions. Shareholders of the Company are urged to read the proxy statement when it is filed with the SEC because it will contain important information. Once filed the proxy statement and other information filed by the Company will may be obtained free of charge at the SEC Website at the following URL www.sec.gov . In addition, documents filed with the SEC by the Company will be available free of charge from the Company's corporate secretary, obtained by addressing a request to IPI, Inc., Attn: Investor Relations 8091 Wallace Road, Eden Prairie, Minnesota 55344.. Requests may also be made by telephone at (952) 975-6246

######
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Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally and specifically, risks associated with competition and competitive pricing pressures and other risks detailed in the Company's filings with the Securities and Exchange Commission.